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                                                                    EXHIBIT 99.1


                             ARTICLE XIII AMENDMENTS

     Except as otherwise expressly provided in the Articles of Incorporation or in these Bylaws, these Bylaws may be altered, amended or repealed by any duly adopted resolution of the Board of Directors or at any annual or special meeting of the shareholders. If the amendment is to be adopted at a special meeting of the shareholders, the notice thereof shall specify the subject matter of the proposed alteration, amendment or repeal and the Articles of these Bylaws to be affected thereby. Bylaws adopted by the Directors may be altered or repealed by the Directors or shareholders. Provided, further, that neither the time nor the place for the election of Directors shall be changed within sixty (60) days next preceding the day on which any election of Directors is to be held, and provided further that a notice of any such change shall be given to each shareholder at least twenty (20) days before the next election is held, in person or by letter mailed to his last known post office address.